UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOPE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Grand Canyon Education, Inc. (the “Company”) has unanimously determined to place Daniel E. Bachus, the Company’s Chief Financial Officer, on paid administrative leave, effective August 21, 2026. Mr. Bachus’ leave is in connection with an ongoing governmental investigation involving a non-employee third party’s trades in Company stock. The administrative leave is not the result of any issues with the Company’s financial statements or accounting policies or practices. The Company is not a focus of this investigation. The Company engaged outside counsel and is conducting its own investigation into the matter and is cooperating with the government in its investigation.

The Board of Directors of the Company appointed Lori Browning, the Senior Vice President & Controller – Chief Accounting Officer of the Company, to serve as the interim chief financial officer and interim principal financial officer of the Company, effective August 21, 2026.

Ms. Browning, age 59, joined the Company in 2008 and served as Vice President – Controller until 2019, when she was appointed as the Senior Vice President & Controller – Chief Accounting Officer. Prior to joining the Company, Ms. Browning served in various accounting and finance management positions in higher education from 1990 to 2007. Ms. Browning has been an Arizona certified public accountant since 1996 and received two B.S. degrees in Finance and Accounting from Arizona State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: August 24, 2026	By:	/s/ Brian E. Mueller
Brian E. Mueller
Chief Executive Officer